Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into this 4th day of  March, 2008, by and among Jerry Golding (“Golding”), Kenneth Meyer (“Meyer”), Charles McClure (“McClure”), Hotel Development-Texas, Ltd., a Texas limited partnership (“Hotel Development”), HD Texas Management, LLC, a Texas limited liability company (“HD”), DPC Holdings, LLC, a Texas limited liability company (“DPC”), Illusions-Dallas Private Club, Inc., a not-for-profit Texas corporation (“Illusions”), Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s), RCI Entertainment (Dallas), Inc., a Texas corporation (“Buyer”) and RCI Holdings, Inc., a Texas corporation (“RCI”).  Golding, Meyer and McClure are sometimes collectively referred to herein as the “Sellers.”

WHEREAS, the Sellers own 100% of the limited partnership interest of Hotel Development (the “Partnership Interest”) and 100% of the membership interest in HD (the “Membership Interest”); and

WHEREAS, Golding, Meyer and McClure are the sole Directors of Illusions, a not-for-profit Texas corporation.

WHEREAS, HD is the general partner of Hotel Development.

WHEREAS, Hotel Development owns an adult entertainment cabaret known as “The Executive Club” (the “Club”), located at 8550 North Stemmons Freeway, Dallas, Texas 75247 (the “Premises”); and

WHEREAS, Illusions holds the liquor license for the Club.

WHEREAS, the Sellers own 100% of the membership interests of DPC; and

WHEREAS, DPC owns the real property associated with the Premises (the “Real Property”); and

WHEREAS, the Sellers desire to sell 100% of the issued and outstanding Partnership Interest of Hotel Development and 100% of the issued and outstanding Membership Interest of HD to Buyer on the terms and conditions set forth herein; and

WHEREAS, DPC desires to sell the Real Property to RCI on the terms and conditions set forth herein; and

WHEREAS, the Buyer and RCI are wholly owned subsidiaries of Rick’s.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE PARTNERSHIP INTEREST,
THE MEMBERSHIP INTEREST
AND THE REAL PROPERTY

Section 1.1    Sale of the Partnership Interest and Membership Interest.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) Sellers hereby agree to sell, transfer, convey and deliver to Buyer 100% of the issued and outstanding Partnership Interest of Hotel Development and 100% of the issued and outstanding Membership Interest of HD, free and clear of all encumbrances, and shall deliver to Buyer certificates representing the Partnership Interest, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer.

Section 1.2    Purchase Price for the Partnership Interest and Membership Interest.  As consideration for the purchase of the Partnership Interest and Membership Interest, Buyer shall pay to Sellers the total consideration of $3,802,050 (the “LLC Purchase Price”), which shall be payable by the issuance of 50,694 shares of restricted common stock $.01 par value of Rick’s to each of Messrs. Golding, Meyer and McClure, for an aggregate total of 152,082 shares (collectively, the “Rick’s LLC Shares”) to be valued at $25.00 per share.

Section 1.3    Sale of the Real Property.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) DPC hereby agrees to sell, transfer, convey and deliver a General Warranty Deed which shall convey good and marketable title to the Real Property, free and clear of all liens and encumbrances.

Section 1.4    Purchase Price for the Real Property.  As consideration for the purchase of the Real Property, Buyer shall pay to DPC the total consideration of $5,697,950 (the “Real Property Purchase Price”), which shall be payable as follows:

(a)	$4,250,000 by cashier’s check, certified funds or wire transfer payable at Closing; and
(b)	57,918 shares of restricted common stock $.01 par value of Rick’s (the “Rick’s Real Property Shares”) to be valued at $25.00 per share.

The Rick’s LLC Shares and Rick’s Real Property Shares are collectively referred to herein as the “Shares.”  The LLC Purchase Price and the Real Property Purchase Price are collectively referred to herein as the “Purchase Price.”

Section 1.5                                Right of Sellers to “Put” Shares.

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a)
Rick’s LLC Shares.  On or after one (1) year from the date of Closing, each of Messrs. Golding, Meyer and McClure shall have the right, but not the obligation, to have Rick’s purchase from each of Messrs. Golding, Meyer and McClure 1,207 of the Rick’s LLC Shares per month (the “Monthly LLC Shares”) calculated at a price per share equal to $25.00 per share (“Value of the Rick’s LLC Shares”) until Messrs. Golding, Meyer and McClure have each received $1,267,350 from (i) the sale of the 50,694 Rick’s LLC Shares sold by them, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.  Each Seller, individually, shall notify Rick’s during any given month of his election to “Put” the Monthly LLC Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly LLC Shares or instruct the respective Seller(s) to sell the Monthly LLC Shares in the open market.   At Rick’s election, during any given month, it may either buy the Monthly LLC Shares or, if Rick’s elects not to buy the Monthly LLC Shares from the respective Seller(s), then such Seller(s) shall sell the Monthly LLC Shares in the open market and any deficiency between the amount which the Seller(s) receive from the sale of the Monthly LLC Shares and the Value of the Rick’s LLC Shares (the “LLC Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from the respective Seller(s) of the sale of the Monthly LLC Shares which shall provide the written sales confirmation and the amount of the LLC Deficiency.  Rick’s obligation under this Section 1.5(a) to purchase the Monthly LLC Shares from any respective Seller shall terminate and cease at such time as such Seller has received an aggregate amount of $1,267,350 from (i) the sale of the Rick’s LLC Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments of any LLC Deficiency by Rick’s.  Each of the Sellers, individually, agree to provide monthly statements to Rick’s as to the total number of Rick’s LLC Shares which Seller sold and the amount of proceeds derived therefrom.  Except as set forth in Section 1.5(c) below, nothing contained in this Section 1.5(a) shall limit or preclude any Seller from selling their Rick’s LLC Shares in the open market or require any Seller to “Put” their Rick’s LLC Shares to Rick’s during any given month.

(b)
Rick’s Real Property Shares.  On or after one (1) year from the date of Closing, DPC shall have the right, but not the obligation, to have Rick’s purchase from DPC 1,379 of the Rick’s Real Property Shares per month (the “Monthly Real Property Shares”) calculated at a price per share equal to $25.00 per share (“Value of the Rick’s Real Property Shares”) until DPC has received an aggregate of $1,447,950 from (i) the sale of the Rick’s Real Property Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s.   DPC shall notify Rick’s during any given month of its election to “Put” the Monthly Real Property Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly Real Property Shares or instruct DPC to sell the Monthly Real Property Shares in the open market.   At Rick’s election, during any given month, it may either buy the Monthly Real Property Shares or, if Rick’s elects not to buy the Monthly Real Property Shares from DPC, then DPC shall sell the Monthly Real Property Shares in the open market and any deficiency between the amount which DPC receive from the sale of the Monthly Real Property Shares and the Value of the Rick’s Real Property Shares (the “Real Property Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from DPC of the sale of the Monthly Real Property Shares which shall provide the written sales confirmation and the amount of the Real Property Deficiency.  Rick’s obligation under this Section 1.5(b) to purchase the Monthly Real Property Shares from DPC shall terminate and cease at such time as DPC has received an aggregate amount of $1,447,950 from (i) the sale of the Rick’s Real Property Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments of any Real Property Deficiency by Rick’s.  DPC agrees to provide monthly statements to Rick’s as to the total number of Rick’s Real Property Shares which DPC sold and the amount of proceeds derived therefrom.  Except as set forth in Section 1.5(c) below, nothing contained in this Section 1.5(b) shall limit or preclude the Sellers from selling the Rick’s Real Property Shares in the open market or require DPC to “Put” the Rick’s Real Property Shares to Rick’s during any given month.

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(c)
Messrs. Golding, Meyer and McClure, individually, and Rick’s will enter into a Lock-Up/Leak-Out Agreement which will provide that each of Messrs. Golding, Meyer and McClure will sell (i) not more than 2,414 Shares per 7-day period, (ii) not more than 6,035 Shares per 30-day period, and (iii) not more than 16,898 Shares per 90-day period, regardless of whether each of Messrs. Golding, Meyer and McClure “Put” the Shares to Rick’s or sell them in the open market or otherwise.  In the event that Messrs. Golding, Meyer or McClure elect to sell their Shares pursuant to this Section 1.5(c), then any amount sold at prices less than $25.00 shall be deemed to be sold at $25.00 for purposes of Section 1.5.

(d)
DPC and Rick’s will enter into a Lock-Up/Leak-Out Agreement which will provide that DPC will sell (i) not more than 2,758 Shares per 7-day period, (ii) not more than 6,895 Shares per 30-day period, and (iii) not more than 19,306 Shares per 90-day period, regardless of whether DPC “Puts” the Shares to Rick’s or sells them in the open market or otherwise.  In the event that DPC elects to sell its Shares pursuant to this Section 1.5(d), then any amount sold at prices less than $25.00 shall be deemed to be sold at $25.00 for purposes of Section 1.5.

ARTICLE II
CLOSING

Section 2.1    The Closing.  The closing of the transactions provided for in this Agreement shall take place on the earlier of: (i) April 30, 2008, or (ii) ten (10) days after the approval of Rick’s application for a Sexually Oriented Business License by the City of Dallas and the transfer of all other permits utilized to operate the Club, with the exception of the liquor license for the Club which shall continue to be maintained by Illusions,  to Buyer or affiliates of Buyer (the “Closing Date”), or at such other time and place as agreed upon in writing among the parties hereto (the “Closing”).  The parties have agreed further to close at the law offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas  77007.

Section 2.2    Delivery and Execution.  At the Closing: (a) the Sellers shall deliver to Buyer certificates evidencing the Partnership Interest of Hotel Development and the Membership Interest of HD, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer against delivery by Buyer to the Sellers of payment in an amount equal to the LLC Purchase Price for the Partnership Interest being purchased by Buyer in the manner set forth in Section 1.2; (b) DPC shall deliver to RCI a General Warranty Deed which shall convey good and marketable title to the Real Property, free and clear of all encumbrances against delivery by RCI to DPC of payment in the amount equal to the Real Property Purchase Price for the Real Property being purchased by RCI in the manner set forth in Section 1.4; and (c) the Related Transactions (as defined below) shall be consummated concurrently with the Closing.

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Section 2.3    Related Transactions.  In addition to the purchase and sale of the Partnership Interest and the purchase and sale of the Real Property, the following actions shall take place contemporaneously at the Closing (collectively, the "Related Transactions"):

(a)
Each of the Sellers will enter into a five (5) year covenant not to compete pursuant to the terms of which the Sellers will agree not to compete, either directly of indirectly, with the Purchaser, RCI, Rick’s or any of their affiliates, by operating an establishment featuring live adult entertainment in Dallas County, Tarrant County or any of the adjacent counties thereto; and

(b)	Rick’s. DPC and the Sellers shall have entered into a Lock-Up/Leak-Out Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLERS, HOTEL DEVELOPMENT, HD, ILLUSIONS AND DPC

The Sellers, Hotel Development, HD, Illusions and DPC, jointly and severally, hereby represent and warrant to the Buyer, RCI and Rick’s as follows:

Section 3.1.    Organization, Good Standing and Qualification.

(a)
Hotel Development, HD, Illusions and DPC (i) are entities duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) have all requisite power and authority to own, operate and lease its properties and to carry on its business, and (iii) are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Sellers, Hotel Development, HD, Illusions or DPC, respectively.

(b)
The authorized capital of Hotel Development consists of the units of Partnership Interest listed on Exhibit 3.1(b) which are validly issued and outstanding. There is no other class of capital authorized or issued by Hotel Development.  All of the issued and outstanding Partnership Interest of Hotel Development are owned by the Sellers and are fully paid and non-assessable.  None of the Partnership Interest issued are in violation of any preemptive rights.  Hotel Development has no obligation to repurchase, reacquire, or redeem any of its outstanding Partnership Interest.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any Partnership Interest of Hotel Development, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating Hotel Development to issue any Partnership Interest or any securities convertible into or evidencing the right to purchase or subscribe for any Partnership Interest, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any Partnership Interest of Hotel Development.

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(c)
The authorized capital of HD consists of the units of Membership Interest listed on Exhibit 3.1(c) which are validly issued and outstanding. There is no other class of capital authorized or issued by HD.  HD is the sole General Partner of Hotel Development.  All of the issued and outstanding Membership Interest of HD are owned by the Sellers and are fully paid and non-assessable.  None of the Membership Interests issued are in violation of any preemptive rights.  HD has no obligation to repurchase, reacquire, or redeem any of its outstanding Membership Interest.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any Membership Interest of HD, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating HD to issue any Membership Interest or any securities convertible into or evidencing the right to purchase or subscribe for any Membership Interest, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any Membership Interest of HD.

Section 3.2    Ownership of the Partnership Interest.  The Sellers own, beneficially and of record, all of the Partnership Interest of Hotel Development free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  The Sellers have the unrestricted right and power to transfer, convey and deliver full ownership of the Partnership Interest without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Partnership Interest to Buyer as contemplated herein, Buyer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.3    Ownership of the Membership Interest.  The Sellers own, beneficially and of record, all of the Membership Interest of HD free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  The Sellers have the unrestricted right and power to transfer, convey and deliver full ownership of the Membership Interest without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Membership Interest to Buyer as contemplated herein, Buyer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

Section 3.4    Ownership of the Real Property.  DPC owns, beneficially and of record, the Real Property free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances as evidenced by the title commitment for the Real Property to be issued to RCI prior to Closing and as evidenced by a title policy provided to RCI at the time of Closing.  DPC has the unrestricted right and power to transfer, convey and deliver full ownership of the Real Property without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Real Property to RCI as contemplated herein, RCI will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

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Section 3.5    Authorization.  Hotel Development, HD, Illusions and DPC have all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All action on the part of Hotel Development, HD, Illusions and DPC necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken or will be taken prior to the Closing Date by Hotel Development, HD, Illusions and DPC. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of Hotel Development, HD, Illusions and DPC enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Each of the Sellers represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself and his spouse (if applicable).  All action on the part of the Sellers necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken and will be taken prior to Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of the Sellers enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Section 3.6    Consents.  No consent of, approval by, order or authorization of, or registration, declaration or filing by Hotel Development, HD, Illusions, DPC or the Sellers with any court or any governmental or regulatory agency or authority having jurisdiction over the Hotel Development, HD, Illusions or DPC, or any of their respective property or assets is required on the part of Hotel Development,  HD, Illusions, DPC or the Sellers (a) in connection with the consummation of the transactions contemplated by this Agreement or (b) as a condition to the legality, validity or enforceability as against Hotel Development, HD, Illusions or DPC of this Agreement, excluding any registration, declaration or filing, the failure to effect which would not have a material adverse effect on the financial condition of Hotel Development, HD or Illusions.

Section 3.7    Acquisition of Stock for Investment.  Each of the Sellers and DPC understand that any issuance of the Shares (as referenced in Section 1.4 herein) will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and each of the Sellers and DPC represent and warrant to the Buyer, RCI and Rick’s that the present intention of Sellers and DPC is to receive and hold the Shares for investment only and not with a view to the distribution or resale thereof.

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Additionally, each of the Sellers and DPC understand that any sale of any the Shares issued, under current law, will require either (a) the registration of the Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, each of the Sellers and DPC hereby consent to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Shares acquired hereby until the Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof.  The legend shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

Section 3.8    Access to Information.  Each of the Sellers and DPC hereby confirm and represent that they (a) have received a copy of Rick’s Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) for the year ended September 30, 2007, and a copy of Rick’s Form 10-QSB for the quarter ended December 31, 2007, as filed with the SEC; (b) a copy of Rick’s Form 14C filed with the SEC on June 27, 2007; (c) a copy of the Form 8-K’s filed with the SEC on January 28, 2008, February 11, 2008 and February 13, 2008; (d) have been afforded the opportunity to ask questions of and receive answers from representatives of  Rick’s concerning the business and financial condition, properties, operations and prospects of Rick’s; (e) have such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (f) have had an opportunity to engage and is represented by an attorney of his choice; (g) have had an opportunity to negotiate the terms and conditions of this Agreement; (h) have been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (i) have been provided with and given an opportunity to review all current information about Rick’s.  The Sellers and DPC have asked such questions to representatives of Rick’s about Rick’s as they desire to ask and all such questions have been answered to the full satisfaction of each of the Sellers and DPC.  The forms filed by Rick’s with the SEC as set forth in Section 3.8(a), (b) and (c) are hereafter collectively referred to as “SEC Reports”.

Section 3.9    Purchase for Investment.  Each of the Sellers and DPC are acquiring the Shares for their own accounts, for investment purposes only and not with view to any public resale or other distribution thereof.  Each of the Sellers and DPC represent and warrant that each   is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.  Each of the Sellers, DPC and their respective representatives have received, or have had access to, and have had sufficient opportunity to review, all books, records, financial information and other information which each of the Sellers and DPC consider necessary or advisable to enable him to make a decision concerning its acquisition of the Shares, and that each of them possesses such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of his investment hereunder.

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Section 3.10    No Default.  None of Hotel Development, HD, Illusions or DPC is (a) in violation of any provision of its Articles of Organization or Regulations or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Hotel Development, HD, Illusions or DPC, and there has been no default in any material obligation to be performed by Hotel Development, HD, Illusions or DPC under any other contract, lease, agreement, commitment or undertaking to which either of them is a party or by which they or their assets or properties are bound, nor has Hotel Development, HD, Illusions or DPC waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.11    Taxes.  Hotel Development, HD, Illusions and DPC have timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns and any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.  Hotel Development, HD, Illusions and DPC have made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any tax or governmental charge of any nature.  No assessments or notices of deficiency or other communications have been received by Hotel Development, HD, Illusions, DPC or the Sellers with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return.  None of Hotel Development, HD, Illusions, DPC or any of the Sellers has knowledge of any action by any taxing authority in connection with assessing additional taxes against or in respect of it for any past period.  There are no agreements between Hotel Development, HD, Illusions or DPC and any taxing authority waiving or extending any statute of limitations with respect to any tax return.

Section 3.12    Financial Statements.  The Sellers and DPC have delivered to Buyer and RCI the financial information available relating to Hotel Development, HD and DPC, respectively (the “Financial Information”).  Such Financial Information, are in accordance with the books and records of Hotel Development, HD and DPC, and fairly represent the financial position of Hotel Development, HD and DPC, and the results of operations and changes in financial position of Hotel Development,  HD and DPC as of the dates and for the periods indicated.  Except as set forth in Exhibit 3.12, none of Hotel Development, HD or DPC, as of the date of the Financial Information, has any material liability or obligation of any nature, whether absolute, accrued, continued or otherwise.  As of the Closing Date, the Sellers and DPC represent there have been no adverse changes in the financial condition or other operations, business, properties or assets of Hotel Development,  HD or DPC, respectively, from that reflected in the latest Financial Information of Hotel Development, HD or DPC as furnished pursuant to this Agreement.

Section 3.13    Labor Matters.  Neither Hotel Development nor HD is a party or otherwise subject to any collective bargaining agreement with any labor union or association.  Neither Hotel Development nor HD is a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of Hotel Development or HD.  Neither Hotel Development nor HD is a party to any employee benefits plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe or employee benefits plan, programs or arrangements.

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Section 3.14    Compliance with Laws; Permits.  Except as set forth in Exhibit 3.14, Hotel Development, HD, Illusions  and DPC are, and at all times prior to the date hereof have been in compliance with all statutes, orders, rules, ordinances and regulations applicable to each of them or to the ownership of their respective assets or the operation of their respective businesses. Except as set forth in Exhibit 3.14, Hotel Development, HD and Illusions will own, hold or possess, or will own, hold or posses prior to the Closing Date, all permits and licenses which are in any manner necessary for the Club to conduct a sexually oriented business, including the right to serve alcoholic beverages.

Section 3.15    No Conflicts.  The execution and delivery by Hotel Development, HD, Illusions, DPC and the Sellers of this Agreement does not, and the performance and consummation by Hotel Development, HD, Illusions, DPC and the Sellers of the transactions contemplated hereby will not (i) conflict with the articles of organization or regulations of Hotel Development, HD, Illusions or DPC; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which Hotel Development, HD, Illusions or DPC is a party or by which the assets or properties of Hotel Development, HD, Illusions or DPC are bound; (iii) result in the creation of any encumbrance on any of the assets or properties of Hotel Development, HD or DPC; or (iv) violate any law, rule, regulation or order applicable to Hotel Development, HD, Illusions, DPC or the Sellers or any of the  assets or properties of Hotel Development, HD, Illusions or DPC.

Section 3.16   Title to Properties; Encumbrances.  Hotel Development and HD have good and marketable title to all of the personal property and assets, that are used in the business that are material to the condition (financial or otherwise), business, operations or prospects of Hotel Development and HD, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of Hotel Development and HD, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby.  Neither Hotel Development nor HD owns any real property.  With the exception of the items listed on Exhibit 3.16 all of which will be paid in full prior to Closing, DPC has good and marketable title to the Real Property, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature.

Section 3.17    No Pending Transactions.  Except for the transactions contemplated by this Agreement, none of Hotel Development, HD, Illusions, DPC or the Sellers is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of Hotel Development, HD, Illusions or DPC, (ii) the sale of any of the assets of Hotel Development, HD, or  Illusions except in the ordinary course of business, (iii) the sale of the Real Property by DPC, (iv) the sale of any outstanding Partnership Interest of Hotel Development or outstanding Membership Interest of HD, (v) the acquisition by Hotel Development or HD of any operating business or the capital stock of any other person or entity, (vi) the borrowing of money by Hotel Development or HD, whether secured or unsecured, or (vii) any agreement with any of the respective officers, managers or affiliates of Hotel Development, HD, Illusions or DPC.

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Section 3.18    Contracts and Leases.  Except as set forth in Exhibit 3.18, neither Hotel Development nor HD (i) has any leases of personal property relating to the assets of Hotel Development or HD, whether as lessor or lessee; (ii) has any contractual or other obligations relating to the assets of Hotel Development or HD, whether written or oral; and (iii) have given any power of attorney to any person or organization for any purpose relating to the assets of Hotel Development or HD.  Hotel Development and HD have provided Buyer access to each and every contract, lease or other document relating to the assets of Hotel Development and HD to which they are subject or are a party or a beneficiary.  To the knowledge of each of the Sellers, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitutes a legal, valid and binding obligation of Hotel Development and HD and the other respective parties thereto and are enforceable in accordance with their terms.  None of the Sellers have knowledge of any default or breach under such contracts, leases or other documents or of any pending or threatened claims under any such contracts, leases or other documents.

Section 3.19    No Default.  None of Hotel Development, HD, Illusions or DPC is (a) in violation of any provision of its articles of organization or regulations or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Hotel Development, HD, Illusions or DPC.  Further, there has been no default in any material obligation to be performed by Hotel Development, HD, Illusions or DPC under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Hotel Development, HD, Illusions or DPC waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.20    Books and Records.  The books of account, minute books, stock record books or other records of Hotel Development and HD that exist are accurate and complete and have been maintained in accordance with sound business practices and will be located at the Premises upon Closing.

Section 3.21    Insurance Policies.  Copies of all insurance policies maintained by Hotel Development, HD and Illusions relating to the operation of the Club have been delivered or made available to Buyer.  The policies of insurance held by Hotel Development, HD and Illusions are in such amounts, and insure against such losses and risks, as Hotel Development, HD and Illusions reasonably deem appropriate for their respective property and business operations.  All such insurance policies are in full force and effect, and all premiums due thereon have been paid.  Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

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Section 3.22    Pending Claims.  Except as set forth in Exhibit 3.22, there are no claims, suits, arbitrations, investigations, actions or other proceedings, whether judicial, administrative or otherwise, now pending or, to the best knowledge of  Hotel Development, HD, Illusions, DPC or any of the Sellers, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon Hotel Development, HD or Illusions, the business of the Club, the transfer of the Partnership Interest or the Membership Interest by the Sellers to Buyer under this Agreement, the operation of the Club after the Closing Date, or the transfer of the Real Property, nor is there any basis known to Hotel Development, HD, Illusions, DPC or any of the Sellers for any such action. Except as set forth in Exhibit 3.22, no litigation is pending, or, to the knowledge of Hotel Development, HD, Illusions, DPC or any of the Sellers, threatened against Hotel Development, HD or Illusions, or the business of the Club, DPC, the Real Property, or the assets or properties of Hotel Development, HD, Illusions or DPC which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.  None of Hotel Development, HD, Illusions, DPC or any of the Sellers is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them which would affect Hotel Development, HD or Illusions, or the business of the Club, the Partnership Interest, the Membership Interest or the Real Property to be transferred under this Agreement.

Section 3.23    No Liabilities. As of the Closing Date, neither Hotel Development nor HD shall have any obligations or liability (contingent or otherwise) to any third party.

Section 3.24    Unpaid Bills.  As of the Closing, there will be no unpaid bills or claims in connection with any repair of the Premises or other work performed or materials purchased in connection with the repair of the Premises.

Section 3.25    Notices.  Neither the Sellers, Hotel Development, HD or DPC have received any written notice (i) from any insurance companies, governmental agencies or from any other parties of any condition, defects or inadequacies with respect to the Premises which, if not corrected, would result in termination of insurance coverage or increase its cost, (ii) from any governmental agencies or any other third parties with respect to any violations of any building codes and/or zoning ordinances or any other governmental laws, regulations or orders affecting the Premises, including, without limitation, the Americans With Disabilities Act, (iii) of any pending or threatened condemnation proceedings with respect to the Premises, or (iv) of any proceedings which could or would cause the change, redefinition or other modification of the zoning classification of the Premises.

Section 3.26    Proceedings Relating to Premises.  Except as set forth on Exhibit 3.26 hereto, there is no pending, or, to the best of Sellers, Hotel Development, HD or DPC knowledge, threatened, judicial, municipal or administrative proceedings with respect to, or in any manner affecting the Premises or any portion thereof, including, without limitation, proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code or zoning violations, personal injuries or property damage alleged to have occurred on the Premises or by reason of the use and operation of the Premises, or written notice of any attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws pending or threatened against the seller of the Premises or the Premises itself, or the taking of the Premises for public needs.

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Section 3.27    Public Improvements.  None of the Sellers, Hotel Development, HD or DPC has knowledge of any existing or proposed public improvements which involve or which may result in any charge being levied or assessed against the Premises or which will or could result in the creation of any lien upon the Premises or any part thereof.

Section 3.28    Certificates.  To the best of Sellers, Hotel Development, HD or DPC knowledge, all certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction over the Premises have been obtained and are in full force and effect.

Section 3.29    Material Defect.  None of the Sellers, Hotel Development, HD or DPC has knowledge of any material defects to the Premises which have not been disclosed in writing to RCI.

Section 3.30    Flooding.  None of the Sellers, Hotel Development, HD or DPC has knowledge of any flooding which has occurred on the Premises.

Section 3.31    Environmental.  To the best of Sellers, Hotel Development, HD or DPC knowledge, the Premises is not in violation of any state, local or federal statutes, laws, regulations, ordinances, or rules pertaining to health or the environment requirements affecting the Premises and none of the Sellers, Hotel Development, HD or DPC have received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit relating to any environmental issue at the Real Property.

Section 3.32    Brokerage Commission.  No broker or finder has acted for the Hotel Development, HD, Illusions, DPC or the Sellers in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Hotel Development, HD, Illusions, DPC or the Sellers.

Section 3.33    Banks and Brokerage Accounts.  Exhibit 3.33 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which Hotel Development, HD and Illusions have an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of Hotel Development, HD or Illusions having signatory power with respect thereto.

Section 3.34    Disclosure.  No representation or warranty of Hotel Development, HD, Illusions, DPC or the Sellers contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BUYER AND RCI

Buyer hereby represents and warrants to Hotel Development, HD, Illusions, DPC and the Sellers as follows:

Section 4.1    Organization, Good Standing and Qualification.  Buyer and RCI (i) are entities duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) have all requisite power and authority to carry on its business, and (iii) are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of their business requires such qualification, except where the failure to do so would not have a material adverse effect to Buyer and/or RCI.

Section 4.2    Authorization.  Buyer is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  RCI is a limited liability company duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform all the obligations contemplated hereby.  All action on the part of Buyer and RCI necessary for the authorization, execution, delivery and performance of this Agreement by it has been or will be taken before Closing.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Buyer and RCI enforceable against Buyer and RCI in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.3    Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of Buyer or RCI in connection with the execution and delivery by Buyer and RCI of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Section 4.4    Disclosure.  No representation or warranty of Buyer or RCI contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.5    Brokerage Commission.  No broker or finder has acted for the Buyer or RCI in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or RCI.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF RICK’S

Rick’s hereby represents and warrants to Hotel Development, HD, Illusions, DPC and the Sellers as follows:

Section 5.1    Organization, Good Standing and Qualification.  Rick’s (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Rick’s.

Section 5.2    Authorization.  Rick’s is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  All action on the part of Rick’s necessary for the authorization, execution, delivery and performance of this Agreement by it has been or will be taken.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Rick’s enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 5.3    Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of the Buyer or Rick’s in connection with the execution and delivery by Rick’s of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Section 5.4    Disclosure.  No representation or warranty of Rick’s contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 5.5    Brokerage Commission.  No broker or finder has acted for Rick’s in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Rick’s.

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ARTICLE VI
COVENANTS OF HOTEL DEVELOPMENT,
HD, ILLUSIONS, DPC AND THE SELLERS

Section 6.1    Stand Still.  To induce Buyer, RCI and Ricks to proceed with this Agreement, Hotel Development, HD, Illusions, DPC and the Sellers agree that until the Closing Date or the termination of this Agreement, none of the representatives of Hotel Development, HD, Illusions, DPC or the Sellers will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any assets of Hotel Development, HD or Illusions, or any Partnership Interest or Membership Interest of the Sellers, or the Real Property.  Hotel Development, HD, Illusions, DPC and the Sellers hereby agree to advise the Buyer, RCI and Ricks of any contact from any third party regarding the acquisition of any Partnership Interest or Membership Interest of the Sellers or other investment in Hotel Development, HD or Illusions, the acquisition of the Real Property, or of any contact which would relate to the transactions contemplated by this Agreement.

Section 6.2    Access; Due Diligence.  Between the date of this Agreement and the Closing Date, Hotel Development, HD, Illusions, DPC and the Sellers shall (a) provide Buyer, RCI, Rick’s and/or their authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Hotel Development, HD, DPC and Illusions, and to the books and records of Hotel Development, HD, DPC and Illusions; (b) permit the Buyer, RCI, Rick’s and/or their authorized representatives to make inspections thereof; and (c) cause the officers and advisors of Hotel Development, HD, DPC and Illusions to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of Hotel Development, HD, DPC and Illusions, and to discuss with the Buyer or RCI and their authorized representatives the affairs of Hotel Development, HD, DPC and Illusions as the Buyer or RCI may from time to time reasonably request.

Section 6.3    Conduct of Business.  From the date of the execution hereof until the Closing Date, Hotel Development, HD and Illusions shall operate the business of the Club in the ordinary course of business, and:

(a)
None of Hotel Development, HD and Illusions will authorize, declare, pay or effect any dividend except as is consistent with past practices of Hotel Development, HD and/or Illusions, or liquidation or other distribution in respect of the units of Partnership Interest of Hotel Development or Membership Interest of HD, or any other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of Hotel Development, HD or Illusions;

(b)
None of Hotel Development, HD and Illusions will make any changes in their condition (financial or otherwise), liabilities, assets, or business or in any of their business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a material adverse effect on Hotel Development, HD or Illusions or the results of operations of the Club;

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(c)
None of Hotel Development, HD and Illusions will increase the salary or other compensation payable or to become payable by Hotel Development, HD and/or Illusions to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by Hotel Development, HD and/or Illusions of a bonus or other additional salary or compensation to any such person except in the normal course of business, consistent with past practices of Hotel Development, HD and/or Illusions;

(d)	None of Hotel Development, HD or Illusions will sell, lease, transfer or assign any of their assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

(e)
None of Hotel Development, HD or Illusions will accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $1,000 to which Hotel Development, HD or Illusions is a party;

(f)	None of Hotel Development, HD or Illusions will make any loans to any person or entity, or guarantee any loan, absent the consent of the Buyer;

(g)	None of Hotel Development, HD or Illusions will waive or release any right or claim held by Hotel Development, HD or Illusions, absent the consent of the Buyer;

(h)
Hotel Development, HD and Illusions will operate their respective businesses in the ordinary course and consistent with past practices so as to preserve their business organization intact, to retain the services of their employees and to preserve their goodwill and relationships with suppliers, creditors, customers, and others having business relationships with them;

(i)
None of Hotel Development, HD or Illusions will issue any note, bond or other debt security or create, incur or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(j)	None of Hotel Development, HD or Illusions will delay or postpone the payment of accounts payable and other liabilities outside the ordinary course of business;

(k)	None of Hotel Development, HD or Illusions will make any loan to, or enter into any other transaction with, any of their directors, officers, and employees, outside the ordinary course of business;

(l)
None of Hotel Development, HD or Illusions will make any change in any method, practice, or principle of accounting involving the business of Hotel Development, HD and/or Illusions, or the assets of Hotel Development, HD and/or Illusions;

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(m)
Hotel Development will not issue, sell or otherwise dispose of any of its Partnership Interests, or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Partnership Interests;

(n)
HD will not issued, sell or otherwise dispose of any of its Membership Interests, or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Membership Interests;

(o)	Hotel Development will not reclassify, split up or otherwise change any of its Partnership Interests;

(p)	HD will not reclassify, split up or otherwise changes of its Membership Interests;

(q)	None of Hotel Development, HD or Illusions will be a party to any merger, consolidation or other business combination; and

(r)	None of Hotel Development, HD or Illusions will agree to take any action described in this Section 6.3.

ARTICLE VII
CONDITIONS TO CLOSING

The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

Section 7.1    Conditions to Obligations of Buyer, RCI and Rick’s.

(a)
Representations and Warranties of Hotel Development, HD, Illusions, DPC and the Sellers.  The representations and warranties of Hotel Development, HD, Illusions, DPC and the Sellers shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date;

(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by Hotel Development, HD, Illusions, DPC and the Sellers on or prior to the Closing Date shall have been performed or complied with in all respects;

(c)
Delivery of Certificates.  The Sellers, Hotel Development, HD, Illusions and DPC shall provide to Buyer, RCI and Rick’s certificates, dated as of the Closing Date and signed by each of the Sellers and by representatives of Hotel Development, HD, Illusions and DPC, respectively, to effect set forth in Section 7.1(a) and 7.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

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(d)
Resolutions.  Hotel Development, HD, DPC and Illusions shall have delivered resolutions of Hotel Development, HD DPC and Illusions, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(e)
Delivery of Partnership Interest and Membership Interest.  The Sellers shall deliver or cause to be delivered to Buyer (i) originally issued certificate representing the Partnership Interest of Hotel Development and (ii) the originally issued certificate representing the Membership Interest of HD duly endorsed over to the Buyer in a form satisfactory to the Buyer;

(f)
Delivery of Real Property.  DPC shall deliver or cause to be delivered to RCI a General Warranty Deed and any other documents necessary to convey good and marketable title to the Real Property, free and clear of all encumbrances;

(g)	Management Agreement. The Management Agreement between Illusions and Hotel Development shall be in full force and effect;

(h)
Legal Opinion.  Illusions shall deliver to Buyer, RCI and Rick’s a legal opinion confirming the validity of the actions to be taken by Illusions hereunder in a form mutually acceptable to the parties hereto ;

(i)	Related Transactions. The Related Transactions set forth in Section 2.3 shall be consummated concurrently with the Closing;

(j)
Permits.  Buyer shall possess all necessary permits and other authorizations, whether city, county, state or federal, which may be needed to conduct topless entertainment with the sale of alcoholic beverages on the Premises and all such permits and authorizations shall be in good order, and, unless otherwise waived by the Buyer and Rick’s, without any administrative actions pending or concluded that may challenge or present an obstacle to the continued performance of topless entertainment and sale of alcoholic beverages at the Club and the Certificate of Occupancy issued by the City of Dallas which zones the Premises for an adult oriented business shall be in full force and effect;

(k)
Zoning.  Illusions shall continue to hold any and all permits, zoning classifications or authorizations necessary to sell alcoholic beverages at the Club and the Buyer shall have been issued any permits, zoning classifications or authorizations necessary to conduct topless entertainment at the Club and these permits, zoning classifications or authorizations shall be held and/or issued to Buyer at or prior to the Closing.

(l)	Financial Records. The financial records of Hotel Development and HD shall be maintained and exist in such a manner as to allow for a certified audit as determined by Rick’s;

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(m)	Liabilities. None of Hotel Development, HD or Illusions shall have any liabilities as of the date of Closing except for any contingent liabilities which may exist as set forth in Exhibit 3.22;

(n)	Financing. RCI shall have obtained bank financing acceptable to it in its sole discretion in an amount of not less than $3,200,000 in connection with the financing of the Property;

(o)	Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained;

(p)
Satisfactory Diligence.  Buyer shall have concluded its due diligence investigation of Hotel Development and HD and their respective assets and properties, RCI shall have concluded to its satisfaction its due diligence investigation related to the title to the Real Property, and all other matters related to the foregoing, and shall be satisfied, in its absolute and sole discretion, with the results thereof;

(q)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement;

(r)
Government Approvals.  All authorizations, permits, consents, orders, licenses or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained; and

(s)
Appointment of Manager/Officer/Resignations.  At Closing, (i) Eric Langan shall have been appointed as President/Chief Executive Officer of Hotel Management and HD; (ii) Buyer shall have been appointed as Manager of HD; (iii)the Board of Directors of Illusions shall have caused a membership meeting to have occurred wherein the then existing Board of Directors will resign and nominate three new members as chosen by the Buyer to serve on the new Board of Directors of Illusions; and (iv) each of the Sellers shall resign any and all officer positions held in Hotel Development and/or HD.

Section 7.2            Conditions to Obligations of Hotel Development, HD, Illusions, DPC and the Sellers

(a)
Representations, Warranties and Agreements of Buyer, RCI and Rick’s.  The representations and warranties of Buyer, RCI and Rick’s shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date;

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(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer, RCI or Rick’s on or prior to the Closing Date shall have performed or complied with in all respects;

(c)
Delivery of Certificates.  Buyer, RCI and Rick’s shall provide to Hotel Development, HD, Illusions, DPC and the Sellers certificates dated as of the Closing Date and signed by a representative of the Buyer, RCI and Rick’s to the effect set forth in Section 7.2(a) and 7.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d)
Resolutions.  Buyer, RCI and Rick’s shall deliver resolutions of the Buyer, RCI and Rick’s, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(e)
Payment of Purchase Price.  (i) Buyer and RCI shall have tendered the cash portions of the Purchase Price set forth in Section 1.2 and 1.4, and (ii) Rick’s shall have delivered the Shares representing the stock portions of the Purchase Price to the Sellers as set forth in Section 1.2 and 1.4 or shall deliver a letter of instruction to the transfer agent instructing the issuance of the Shares to the Sellers;

(f)	Related Transactions. The Related Transaction set forth in Section 2.3 shall be consummated concurrently with the Closing;

(g)
Consents; Transfer of Licenses.  All necessary transfers of licenses and leases required for the operation of the business of Hotel Development and HD shall have been obtained.  The Certificate of Occupancy issued by the City of Dallas which zones the Premises for an adult oriented business shall be in full force and effect;

(h)	Third Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained;

(i)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement;. and

(j)
Government Approvals.  All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

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ARTICLE VIII
INDEMNIFICATION

Section 8.1    Indemnification from the Sellers Illusions and DPC.  Each of the Sellers, Illusions and DPC, jointly and severally,  hereby agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer, RCI, Rick’s, their officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns  (collectively, the “Buyer’s Group”) harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys fees and costs of any suit related thereto) (collectively, “Indemnifiable Loss” or “Indemnifiable Losses”) suffered or incurred by any or all of  the Buyer’s Group arising from: (a) any material misrepresentation by, or material breach of any covenant or warranty of  the Sellers, DPC, Illusions, HD or Hotel Development contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Sellers, DPC, Illusions, HD or Hotel Development hereunder; (b) any nonfulfillment of any material agreement on the part of  the Sellers, DPC, Illusions, HD or Hotel Development under this Agreement;  or (c) from any liability or obligation due to any third party by Hotel Development, HD, DPC, Illusions and/or the Sellers incurred prior to the Closing Date, including all damages resulting to the Buyer’s Group from the Sellers’, DPC’s, Illusions’, HD’s or Hotel Development’s breach of any of any contracts occurring prior to the Closing Date; or (d) any liabilities of Hotel Development, HD or DPC incurred prior to the Closing Date.

Section 8.2    Indemnification from Buyer, RCI and Rick’s.  Buyer, RCI and Rick’s agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Company) and hold the Sellers, DPC and Illusions and their agents, officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns, (collectively, the "Sellers’ Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of Sellers’ Group, arising from (a) any material misrepresentation by, or material breach of any covenant or warranty of Buyer, RCI or Rick’s  contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Buyer, RCI or Rick’s hereunder; (b) any nonfulfillment of any material agreement on the part of Buyer, RCI or Rick’s under this Agreement; or (c) any liabilities of HD or Hotel Development incurred subsequent to the Closing Date.

Section 8.3    Defense of Claims.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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Section 8.4    Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual’s or entities’ absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

ARTICLE IX
MISCELLANEOUS

Section 9.1    Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 9.2    Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

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(a)	if to the Sellers:	The Address listed on Exhibit 9.2(a)

	with a copy to:	Karen S. Hockstad
Hockstad Law Office, Ltd.
5003 Horizons Drive, Suite 200
Columbus, Ohio 43220
Fax: (614) 451-3156

(b)	if to Illusions:	Illusions-Dallas Private Club, Inc.
8550 N. Stemmons Freeway
Dallas, Texas 75226

	With a copy to:	Roger Albright
Law Offices of Roger Albright
3301 Elm Street
Dallas, Texas 75226-2562
Fax: (214) 939-9229

(c)	if to Buyer, RCI or Rick’s:	RCI Entertainment (Dallas), Inc.
Attn: Eric Langan, President
10959 Cutten Road
Houston, Texas 77066
Fax: (281) 397-6765

	with a copy to:	Robert D. Axelrod
Axelrod Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007
Fax: (713) 552-0202

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 9.3    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.4    Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

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Section 9.5    Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 9.6    Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in Harris County, Texas.

Section 9.7    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 9.8    Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 9.9    Section Headings.  The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 9.10   No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of Hotel Development) or any entity that is not a party to this Agreement.

Section 9.11   Attorneys’ Review.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other they have had the opportunity to be advised by attorneys of their own choice.

Section 9.12   Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 9.13   Survival of Representations, Warranties and Covenants.  The respective representations, warranties, covenants and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending twenty-four (24) months from the Closing Date hereof (“Survival Date”). Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date.  Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.

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Section 9.14   Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 9.15   Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 9.16   Exhibits Not Attached.  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES.]

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IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement to become effective as of the date first set forth above.

RCI ENTERTAINMENT (DALLAS), INC.

/s/ Eric Langan
By: Eric Langan, President
Date: March 4, 2008

RICK’S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan, President
Date: March 4, 2008

RCI HOLDINGS, INC.

/s/ Eric Langan
By: Eric Langan, President
Date: March 4, 2008

THE SELLERS

/s/ Jerry W. Golding
Jerry W. Golding, Individually
Date: February 29, 2008

/s/ Kenneth L. Meyer
Kenneth L. Meyer, Individually
Date: March 3, 2008

/s/ Charles A. McClure
Charles A. McClure, Individually
Date: March 3, 2008

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HOTEL DEVELOMENT – TEXAS, LTD
By: HD Texas Management, LLC
Its: General Partner

/s/ Charles A. McClure
By: Charles A. McClure
Its: Co-Chief Executive Officer
Date: March 4, 2008

HD TEXAS MANAGEMENT, LLC
By:
Its: Manager

/s/ Charles A. McClure
By: Charles A. McClure
Its: Co-Chief Executive Officer
Date: March 4, 2008

ILLUSIONS-DALLAS PRIVATE CLUB, INC.

/s/ Charles A. McClure
By: Charles A. McClure
Its: President
Date: March 4, 2008

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